EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We  consent  to the  incorporation  by  reference  in  the  Registration
Statements  on Form  S-8  (No.  33-61907,  33-10257,  333-44959,  333-61833  and
333-90919) pertaining to the 1981 Employee Incentive Stock Option Plan, 1987 Stock Option Plan, 1995 Stock Option Plan, as amended, 1995 Non-Employee Directors' Stock Option Plan, as amended, and 1995 Employee Stock Purchase Plan, as amended, of California Micro Devices Corporation of our report dated April 26, 2000, with respect to the financial statements and schedule of California Micro Devices Corporation included in this Annual Report (Form 10-K) for the year ended March 31, 2000.

                                                     /s/ERNST & YOUNG LLP

San Jose, California
June 12, 2000